As filed with the Securities and Exchange Commission on May 12, 1997
                                               Registration No. 333-


                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549
                           ________________

                               Form S-8
                         REGISTRATION STATEMENT
                                UNDER
                       THE SECURITIES ACT OF 1933
                           ________________

                        The Coleman Company, Inc.
          (Exact Name of Registrant as Specified in Its Charter)


             Delaware                            13-3639257
(State or Other Jurisdiction of              (I.R.S. Employer
Incorporation or Organization)               Identification No.)

1767 Denver West Boulevard                         80401
     Golden, Colorado                           (Zip Code)
Telephone: (303) 202-2400
(Address of Principal Executive Offices)
                           ________________

          The Coleman Company, Inc. 1996 Stock Option Plan

                     (Full title of the plan)
                           ________________

     Barbara Allen                        With Copies to:
The Coleman Company, Inc.
1767 Denver West Boulevard                     W. Dean Salter, Esq.
Golden, Colorado  80401                    Holme Roberts & Owen LLP
Telephone: (303) 202-2400                    1700 Lincoln, Suite 4100
Telecopier:(303) 202-2416                   Telephone:  (303) 861-7000
(Name, Address, and Telephone Number,      Telecopier:  (303) 866-0200
Including Area Code, of Agent for Service)

                       CALCULATION OF REGISTRATION FEE



Title of         Amount     Proposed       Proposed
Securities       to be      Maximum        Maximum
to be Registered Registered Offering       Aggregate    Amount of
                            Price          Offering     Registration
                            Per Share(1)   Price(1)     Fee
______________________________________________________________________
Common Stock     2,000,000  $16.3125       $32,625,000  $9887
($.01 par value)

(1)  Established pursuant to Rule 457 (c).

                                  PART II
          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.     Incorporation of Documents by Reference

          The following documents filed by The Coleman Company, Inc. (the "Company") with the Securities and Exchange Commission (the
"Commission") are incorporated by reference in the Registration
Statement:

          (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1996.

          (2)  All other reports filed by the Company pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the latest fiscal year of the Company.

          (3) The description of the Common Stock, $.01 par value per share of the Company contained in the Company's Registration Statement on Form S-1 filed on February 26, 1992.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.     DESCRIPTION OF SECURITIES - Not Applicable

Item 5.     INTEREST OF NAMED EXPERTS AND COUNSEL - Not Applicable

Item 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 102(b)(7) of the Delaware General Corporation Law permits a Delaware corporation to limit the personal liability of its directors in accordance with the provisions set forth therein in the Certificate of Incorporation of the Company. The Certificate of Incorporation of the Company provides that the personal liability of its directors shall be limited to the fullest extent permitted by applicable law. Section 145 of the Delaware General Corporation Law contains provisions permitting corporations organized thereunder to indemnify directors, officers, employees or agents against expenses, judgments and fines reasonably incurred and against certain other liabilities in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person was or is a director, officer, employee or agent of the corporation.

          The Bylaws of the Company provide that the Company has the power to indemnify and hold harmless to the fullest extent permitted by applicable law any person who is or was a party or is threatened to be made a party to any threatened or pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the Company. The Bylaws of the Company also provide that the Company has the power to indemnify and hold harmless to the fullest extent permitted by applicable law any person who is or was a party or is threatened to be made a party to any threatened or pending or completed action or suit by or in the right of the Company to procure judgment in its favor, by reason of the fact that he or she is or was a director, officer, employee or agent of the Company. In addition, the Bylaws allow the Company to maintain officers and directors liability insurance policies.

Item 7.     EXEMPTION FROM REGISTRATION CLAIMED - Not applicable

Item 8.     EXHIBITS

Exhibit
Number  Description of Exhibit

5.1 Opinion and Consent of Holme Roberts & Owen LLP as to the securities being registered.
23.1    Consent of Ernst & Young LLP, Independent Auditors.
23.2 Consent of Holme Roberts & Owen LLP (contained in their opinion filed as Exhibit 5.1).
24.1    Power of Attorney.

Item 9.     UNDERTAKINGS

(a)  Rule 415 Undertakings

          The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any fact or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  Filings Incorporating Subsequent Exchange Act Documents by
Reference

          The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Acceleration of Effective Date and Filing Registration Statement on Form S-8
          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions discussed in Item 6, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in such act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such act and will be governed by the final adjudication of such issue.

                               SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Golden, State of Colorado, as of May 12, 1997.

                                   THE COLEMAN COMPANY, INC.

                                         /s/ Steven F. Kaplan
                                   By: _______________________________
                                   Name: Steven F. Kaplan
                                    Title: Executive Vice President
                                         and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities indicated and on the dates indicated.


Signatures                Title                          Date


       *
__________________    Director and                     May 12, 1997
Jerry W. Levin         Chief Executive Officer

       *
__________________    Director                         May 12, 1997
Ronald O. Perelman
       *
__________________    Director                         May 12, 1997
Donald G. Drapkin
       *
__________________    Director                         May 12, 1997
Jordan L. Haines
       *
__________________    Director                         May 12, 1997
Lawrence M. Jones
       *
__________________    Director                         May 12, 1997
Robert J. Lanigan

       *
__________________    Director                         May 12, 1997
Robert S. Miller
       *
___________________    Director                        May 12, 1997
Bruce Slovin
       *
___________________    Director                        May 12, 1997
William H. Spoor

/s/ Steven F. Kaplan
__________________     Executive Vice President and    May 12, 1997
Steven F. Kaplan       Chief Financial Officer

/s/ Barbara L. Allen   Power of Attorney               May 12, 1997
___________________
Barbara L. Allen

* Signed pursuant to a power of attorney



                             EXHIBIT INDEX

EXHIBIT          DESCRIPTION

5.1 Opinion and Consent of Holme Roberts & Owen LLP as to the securities being registered.
23.1     Consent of Ernst & Young LLP, Independent Auditors.
23.2 Consent of Holme Roberts & Owen LLP (contained in their opinion filed as Exhibit 5.1).
24.1     Power of Attorney.